UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2026

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices) (Zip Code)

(732) 870-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVLT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Gary Merrill as Chief Financial Officer

On November 9, 2026, Gary Merrill notified Commvault Systems, Inc. (“Commvault” or the “Company”) that he will be resigning from his position as Chief Financial Officer of the Company, effective November 30, 2026, to pursue an opportunity at another publicly traded company outside the industry. Following his departure, Mr. Merrill will serve as an advisor to the Company through the end of the Company’s fiscal year ending March 31, 2027. The Company has initiated a comprehensive search for its next chief financial officer. Mr. Merrill’s departure was not associated with or attributable to any disagreement with the Company, including without limitation, any matter relating to the Company’s accounting principles or practices, financial statement disclosures, internal controls, management or operations.

Appointment of Danielle Abrahamsen as Interim Chief Financial Officer

On November 13, 2026, the Company announced the appointment of Danielle Abrahamsen as Interim Chief Financial Officer and principal financial officer, effective December 1, 2026, until a new Chief Financial Officer is in place. Ms. Abrahamsen will continue to serve as the Company’s Chief Accounting Officer and principal accounting officer.

Ms. Abrahamsen has served as the Company’s Chief Accounting Officer since August 2023. Biographical and other information for Ms. Abrahamsen is set forth under the heading “Information about our Executive Officers” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the Securities and Exchange Commission on May 11, 2026, and is incorporated herein by reference.

There are no family relationships between Ms. Abrahamsen and any director or executive officer of the Company, and Ms. Abrahamsen does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Abrahamsen and any other person pursuant to which she was appointed as an officer of the Company.

In connection with Ms. Abrahamsen’s appointment as Interim Chief Financial Officer, Ms. Abrahamsen will receive, in addition to her current base salary, monthly cash compensation of $20,000 through March 31, 2027, and a total cash bonus of $400,000 for the fiscal year ending March 31, 2027. Ms. Abrahamsen will also receive an equity award with an aggregate target value of approximately $1,500,000, comprised of restricted stock units, in accordance with the Company’s executive plan.

In connection with Ms. Abrahamsen’s appointment, the Company and Ms. Abrahamsen entered into an Executive Retention Agreement (the “ERA”), dated November 12, 2026, which provides for severance benefits, including 12 months of base salary and accelerated vesting of equity awards, upon certain qualifying terminations of employment, including in connection with a change in control, subject to Ms. Abrahamsen’s execution of a release of claims. The foregoing description of the ERA is not complete and is qualified in its entirety by reference to the full text of the ERA, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing Mr. Merrill’s departure, the appointment of Ms. Abrahamsen and the appointment of Stan Zlotsky as Senior Vice President, Finance on November 13, 2026. A copy of the press release is furnished as Exhibit 99.1 hereto.

This information is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into filings under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
10.1	Executive Retention Agreement with Danielle Abrahamsen, dated November 12, 2026.
99.1	Press Release dated November 13, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Date:	November 13, 2026	/s/ Danielle Sheer
Name: Danielle Sheer Title: Chief Trust Officer

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